EXHIBIT 99.1

[FOR IMMEDIATE RELEASE]

NYFIX REPORTS THIRD QUARTER RESULTS

Growth from Core Products and Cost Reductions Improve Bottom Line

New York, NY, November 5, 2008: NYFIX, Inc. (Nasdaq: NYFX) (“NYFIX” or the “Company”), a trusted provider of innovative solutions that optimize trading efficiency, today reported results for third quarter and September 2008 year-to-date. NYFIX’s increased focus on its core products - the NYFIX Marketplace, a leading fully managed FIX-based trading community; and NYFIX Millennium, a leading dark pool of liquidity - has improved gross profits and narrowed losses for third quarter and September 2008 year-to-date compared to the corresponding periods in 2007.

Revenues were $29.2 million for third quarter 2008, down 10% compared to third quarter 2007. This decline reflects a $3.6 million reduction across all businesses from the Company’s decision to discontinue its Fusion OMS product. In addition, revenues were impacted by a $2.4 million reduction related to NYSE DOT direct market access services (“DMA”) from the Company’s decision to eliminate below cost discounts for these services for clients who do not generate matches in NYFIX Millennium. Total costs, excluding interest and taxes, declined 20% during third quarter 2008 compared to third quarter 2007.

Business developments during the third quarter included:

•	an increase in the number of billable order routing channels connected on the NYFIX Marketplace to 9,569, a 23% increase over September 30, 2007 and a 7% increase over June 30, 2008;
•
a single day matched volume record of 110 million shares for NYFIX Millennium on September 18th and ADV for the quarter of 52.6 million, an increase of 7% over third quarter 2007 and 9% over second quarter 2008;

•	the Company’s selection of the SIX x-clear central counterparty (CCP) solution for Euro Millennium, NYFIX’s pan-European dark pool; and
•	the preservation of cash and cash equivalents, resulting in a balance of $52.5 million at September 30, 2008 compared to $52.2 million at June 30, 2008.

“We’ve improved financial performance by concentrating our focus on our core Marketplace and Millennium offerings while continuing to manage our overall costs,” said Howard Edelstein, CEO of NYFIX. “We believe our products and services are particularly suited to meeting our clients’ needs of efficient and effective trading during these extremely turbulent times.”

Three Month Results

Financial highlights for third quarter 2008 include:

•	a 5% increase in gross profit to $15.5 million compared to $14.8 million for third quarter 2007;
•	a 10% decrease in total revenues to $29.2 million compared to $32.6 million for third quarter 2007;
•
a 17% increase in FIX Division net revenues to $17.4 million compared to $14.9 million for third quarter 2007, with the 2008 amount reflecting additional revenues of $0.7 million from recently acquired FIXCITY and reduced revenues from Fusion OMS clients of $0.5 million;

•
a 30% decrease in Transaction Services Division net revenues to $11.0 million compared to $15.7 million for third quarter 2007, with the 2008 amount reflecting reduced revenues of $2.2 million from Fusion OMS clients and reduced revenues from NYSE DOT DMA, which historically has not contributed to margins, of $2.4 million;

•	a 60% decrease in OMS Division net revenues to $0.8 million compared to $2.0 million for third quarter 2007, with the 2008 amount reflecting reduced revenues from Fusion OMS clients of $0.9 million;
•
a net loss of $(3.5) million, or $(0.09) per share, compared to a net loss for third quarter 2007 of $(7.4) million, or $(0.20) per share, which exclude the impact of accumulated preferred dividends of $(0.8) million, or $(0.02) per share, and $(1.3) million, or $(0.04) per share, for third quarter 2008 and third quarter 2007, respectively.

Other items that affected the net loss amounts disclosed above include the following:

	Three Months Ended September 30,
	2008		2007
(in millions, except per share amounts)	Amount	per share	Amount	per share
Euro Millennium costs	$(2.0)	$(0.05)	$(1.3)	$(0.04)
Stock-based compensation	(1.6)	(0.04)	(0.0)	(0.00)
Integration charges	(0.1)	(0.00)	-	-
SEC investigation, restatement and other related expenses	(0.2)	(0.00)	(0.6)	(0.02)
Transitional employment costs	-	-	(0.6)	(0.02)
Transitional rebuilding and remediation costs	-	-	(2.0)	(0.05)

Since second quarter 2007, NYFIX has incurred costs for Euro Millennium. Launched in March 2008 for matching U.K. listed equities, Euro Millennium later expanded its scope to match cash equities in other European markets including Belgium, France, Germany and the Netherlands. To date, revenues from Euro Millennium have been non-material as efforts continue to familiarize the European trading community with the benefits of dark trading and Euro Millennium, in particular.

The Company’s equity incentive program was designed to award large upfront grants rather than smaller annual grants to maximize the incentive and retention impacts of the grants and to better align the interests of employees with stockholders. As a result, stock-based compensation will remain at high levels until the 2007 grants fully vest.

Since the acquisition of FIXCITY in April 2008, the Company has incurred related integration costs. The integration costs incurred during third quarter 2008 reflect third-party consulting costs to integrate the acquired technology platform. These costs have been substantially incurred, with a minimal amount expected in the fourth quarter of 2008.

Nine Month Results

Financial highlights for September 2008 year-to-date include:

•	a 14% increase in gross profit to $47.8 million compared to $42.0 million for September 2007 year-to-date;
•	a 2% decrease in total revenues to $89.2 million compared to $91.1 million for September 2007 year-to-date;
•
a 17% increase in FIX Division net revenues to $50.1 million compared to $43.0 million for September 2007 year-to-date, with the 2008 amount reflecting additional revenues of $1.4 million from FIXCITY and reduced revenues from Fusion OMS clients of $1.1 million;

•
an 11% decrease in Transaction Services Division net revenues to $35.2 million compared to $39.8 million for September 2007 year-to-date, with the 2008 amount reflecting reduced revenues of $3.4 million from Fusion OMS clients and reduced revenues from NYSE DOT DMA, which historically has not contributed to margins, of $4.7 million;

•
a 54% decrease in OMS Division net revenues to $3.9 million compared to $8.3 million for first half 2007, with the 2008 amount reflecting a reduction in revenues from Fusion OMS clients of $2.3 million;

•
a net loss of $(13.7) million, or $(0.36) per share, compared to a net loss for September 2007 year-to-date of $(21.1) million, or $(0.58) per share, which exclude the impact of accumulated preferred dividends of $(2.8) million, or $(0.08) per share, and $(4.7) million, or $(0.13) per share, for September 2008 year-to-date and September 2007 year-to-date, respectively.

Other items that affected the net loss amounts disclosed above include the following:

	Nine Months Ended September 30,
	2008		2007
(in millions, except per share amounts)	Amount	per share	Amount	per share
Euro Millennium costs	$(6.7)	$(0.18)	$(2.0)	$(0.06)
Stock-based compensation	(6.4)	(0.17)	(0.2)	(0.01)
Integration charges	(0.7)	(0.02)	-	-
Workforce reduction termination costs	(0.9)	(0.02)	-	-
Loss on Fusion OMS wind-down	(0.8)	(0.02)	-	-
SEC investigation, restatement and other related expenses	(0.4)	(0.01)	(5.6)	(0.15)
Transitional employment costs	(0.3)	(0.01)	(2.5)	(0.07)
Transitional rebuilding and remediation costs	(0.2)	(0.01)	(5.4)	(0.15)
Restructuring charge (net of reversal)	(0.2)	(0.01)	-	-
NYSE linkage fees not passed to clients	-	-	(1.9)	(0.05)

Integration costs incurred during first half 2008 also included a $0.5 million write-off of capitalized software, which was replaced by acquired technology.

In June 2008, the Company reduced its staff of employees and consultants by approximately 10%. In connection with this initiative the Company incurred employee termination costs.

The Company incurred a restructuring charge during first half 2008 for employment-related costs associated with the discontinuation of the Fusion OMS product of $0.7 million, offset by the reversal of a restructuring reserve of $0.5 million related to the termination of a lease and corresponding sublease of office space previously occupied in Stamford, CT. The Company also incurred an additional operating loss during first half 2008 related to supporting the Fusion OMS product during this wind-down phase.

Outlook for the Remainder of 2008 and Subsequent Events

During the remainder of 2008, NYFIX will continue its focus on improving its net results and growing its businesses from its core products.

Euro Millennium has recently had single day matched volumes exceed 10 million shares, as well as more than $50 million in executed consideration. Euro Millennium losses are expected to continue during this introductory phase, including a loss of $2.0 million in fourth quarter 2008.

Stock-based compensation expense is expected to be approximately $1.6 million for the fourth quarter of 2008. This amount may vary, however, depending on additional grants or cancellations.

The impact of the recent consolidations in the brokerage industry on the Company's businesses has thus far been modest, but is expected to slow the rate of growth in Marketplace channels during 2009. The full impact that the current challenging market conditions may have on the Company’s future revenues, including uncertainties in the hedge fund industry, are difficult to predict.

Investor Conference Call

As previously announced, NYFIX will host a conference call to discuss its results and business outlook today, November 5, 2008 at 5:00 PM Eastern Standard Time. The conference call can be accessed live via telephone by dialing 1(888) 244-2435 in the United States or +1(913) 981-5533 internationally. A replay will be made available two hours after the call and can be accessed by dialing 1(888) 203-1112 in the United States or +1(719) 457-0820 internationally; the password for all calls is 8402282. The replay will be available until November 12, 2008. The call will be webcast live from our website at www.nyfix.com under the investor relations section.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace™ is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium® provides the NYFIX Marketplace™ with new methods of accessing liquidity. NYFIX also provides value-added informational and analytical services and powerful tools for measuring execution quality. A trusted business partner to the buy-side and sell-side alike, NYFIX enables ultra low touch, low impact market access and end-to-end transaction processing. For more information, please visit www.nyfix.com.

Caution Regarding Forward Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYFIX, Inc.'s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYFIX, Inc.’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYFIX, Inc.’s results or future events to differ materially from current expectations include, but are not limited to: the possibility that the Company may record a significant impairment charge relating to its goodwill because the Company is not profitable; the effects of current, pending and future legislation, regulation and regulatory actions; the ability of the Company to achieve and maintain effective internal control over financial reporting in accordance with SEC rules promulgated under Section 404 of the Sarbanes-Oxley Act; the impact of accounting for stock-based compensation and ongoing regulatory investigations, including the possibility of new and significant information subsequently arising which could lead to different determinations and require different accounting treatment; actions and initiatives by both current and future competitors; our ability to accommodate increased levels of trading activity and keep current with market data requirements; and other factors detailed in NYFIX, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. The inclusion of forward-looking statements herein should not be regarded as a representation by NYFIX, Inc. that the forward-looking statements will prove to be correct. In addition, the forward-looking statements included in this press release represent the Company’s views as of November 5, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to November 5, 2008.

CONTACT:
For Investors, Don Duffy of ICR,
1-203-682-8200; or
For Media, Jed Hamilton of Intermarket Communications,
1-212-754-5479, both for NYFIX, Inc.
Web site: http://www.nyfix.com
(NYFX)

NYFIX, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue:
Subscription and maintenance	$17,747	$16,556	$52,772	$50,301
Transaction	10,842	15,389	34,941	38,757
Product sales and services	586	618	1,491	1,993
Total revenue	29,175	32,563	89,204	91,051

Cost of revenue:
Subscription and maintenance	7,985	8,796	23,457	25,711
Transaction	5,595	8,869	17,649	22,629
Product sales and services	86	143	254	736
Total cost of revenue	13,666	17,808	41,360	49,076

Gross profit	15,509	14,755	47,844	41,975

Operating expense:
Selling, general and administrative	18,251	21,995	58,871	59,224
Depreciation and amortization	471	379	1,412	1,039
SEC investigation, restatement and other related expenses	170	612	438	5,597
Integration charges	139	-	735	-
Restructuring charge	-	-	216	-

Loss from operations	(3,522)	(8,231)	(13,828)	(23,885)

Interest expense	(123)	(137)	(489)	(399)
Investment income	251	975	1,027	3,299
Other income (expense), net	-	8	-	(4)
Loss from continuing operations before income tax provision	(3,394)	(7,385)	(13,290)	(20,989)
Income tax provision	128	47	383	141
Net loss	(3,522)	(7,432)	(13,673)	(21,130)
Accumulated preferred dividends	(827)	(1,260)	(2,796)	(4,686)
Loss applicable to common stockholders	$(4,349)	$(8,692)	$(16,469)	$(25,816)

Basic and diluted loss per common share	$(0.11)	$(0.24)	$(0.44)	$(0.71)

Basic and diluted weighted average common shares outstanding	38,044	36,860	37,611	36,146

NYFIX, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$52,502	$75,657
Accounts receivable	13,715	14,609
Clearing assets	305,712	483,867
Prepaid expenses and other current assets	5,412	7,900
Total current assets	377,341	582,033
Property and equipment	22,282	21,478
Capitalized software costs	7,772	5,789
Goodwill	58,254	57,401
Acquired intangible assets	8,788	3,708
Other assets	735	1,745
Total assets	$475,172	$672,154

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$30,780	$39,163
Clearing liabilities	302,674	483,600
Current portion of capital lease obligations	1,370	923
Current portion of other long-term liabilities	1,279	1,564
Deferred revenue	4,862	4,648
Total current liabilities	340,965	529,898
Long-term portion of capital lease obligations	1,827	550
Long-term debt	9,963	9,941
Other long-term liabilities	1,379	2,354
Total liabilities	354,134	542,743
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series A, none issued	-	-
Series B Voting Convertible, 1,500,000 shares issued and outstanding; liquidation preference of $76,313 at September 30, 2008	62,092	62,092
Series C Non-Voting Convertible, none issued		-
Common stock, $0.001 par value; 100,000,000 shares authorized; 38,976,667 and 37,725,758 shares issued, respectively	269,881	261,307
Preferred stock dividend distributable, 525,000 common shares at December 31, 2007	-	2,441
Accumulated deficit	(197,270)	(183,232)
Treasury stock, 923,108 and 906,826 shares, respectively, at cost	(12,600)	(13,194)
Accumulated other comprehensive loss	(1,065)	(3)
Total stockholders' equity	121,038	129,411
Total liabilities and stockholders' equity	$475,172	$672,154